Exhibit 99.1

KLX ENERGY SERVICES HOLDINGS, INC. REPORTS FOURTH QUARTER 2021 RESULTS

HOUSTON, March 11, 2022 /PRNewswire/ -- KLX Energy Services Holdings, Inc. (Nasdaq: KLXE) ("KLXE" or the "Company") today reported financial results for the two months ended December 31, 2021 ("Transition Fourth Quarter") and eleven months ended December 31, 2021 ("Transition Period"). We also make references to the three months ended December 31, 2021 ("Pro Forma Fourth Quarter"), the three months ended September 30, 2021 ("Pro Forma Third Quarter") and the twelve months ended December 31, 2021 ("Pro Forma Fiscal Year").

Highlights

  Transition Fourth Quarter Revenue was $94.4 million
  Transition Fourth Quarter Net Loss was $13.2 million
  Transition Fourth Quarter ended December 31, 2021 Adjusted EBITDA of $3.6 million
  Revenue for the Pro Forma Fourth Quarter was $145.0, which represents a $16.7 million or 13% increase relative to Revenue for Pro Forma Third Quarter of $128.3 million
  Adjusted EBITDA for the Pro Forma Fourth Quarter was $6.7 million, which represents a $2.6 million or 63% increase relative to Adjusted EBITDA for the Pro Forma Third Quarter of $4.1 million
  Ended 2021 with $28.0 million in cash, $70.4 million in total liquidity and $60.4 million in available liquidity (net of $10.0 FCCR holdback)

See "Non-GAAP Financial Measures" at the end of this release for a discussion of Adjusted EBITDA, Adjusted EBITDA margin, net working capital and their reconciliation to the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We have not provided reconciliations of our future expectations as to Adjusted EBITDA or Adjusted EBITDA margin as such reconciliation is not available without unreasonable efforts. In addition, for comparative purposes, we have also presented Pro Forma Operating Income (Loss) and Adjusted EBITDA for the three months ended September 30, 2021 and December 31, 2021 as well as for the twelve months ended December 31, 2021 in the Additional Selected Operating Data section below.

Chris Baker, President and Chief Executive Officer of KLXE, stated, "I am very pleased to report strong Pro Forma Fourth Quarter revenue and Adjusted EBITDA gains despite a rising-cost environment. The sequential 13% increase in revenue was largely driven by an improved commodity price environment and associated increases in utilization, market share and pricing across most of our drilling, completion, production and intervention product and service lines.

"Looking ahead to 2022, we are optimistic about continued improvements in activity and expect net pricing improvements to accelerate as we progress through 2022. KLXE is well-positioned to benefit from the expanding drilling and completions market, as well as anticipated pent-up demand for intervention services. Market activity got off to a slow start in early 2022, partially due to the Omicron variant, however we still expect a modest sequential increase in revenue for Q1 2022. We will exit Q1 on strong revenue run-rate and expect steady improvement throughout the year with a full year 2022 revenue increase of 35% to 45% relative to the Pro Forma Fiscal Year ended December 31, 2021. Turning to costs and margins, staying ahead of inflationary cost pressures and supply chain issues will remain a critical priority in 2022 as we hope to maintain and expand upon the margin gains that we have achieved over the last few quarters," concluded Baker.

Transition Fourth Quarter 2021 Financial Results

Revenue for the Transition Fourth Quarter of 2021 totaled $94.4 million, a decrease of 32.1%, compared to fiscal third quarter revenue of $139.0 million. The decrease in revenue reflects one fewer month in the transition quarter. On a product line basis, drilling, completion, production and intervention services contributed approximately 29.6%, 49.4%, 12.2% and 8.8%, respectively, to Transition Fourth Quarter revenues.

Net loss for the Transition Fourth Quarter of 2021 was $13.2 million, compared to fiscal third quarter net loss of $18.8 million. Adjusted EBITDA for the Transition Fourth Quarter of 2021 was $3.6 million, compared to fiscal third quarter Adjusted EBITDA of $5.0 million.

Transition Fourth Quarter 2021 Segment Results

The Company reports revenue and Adjusted EBITDA through three geographic business segments: Rocky Mountains, Southwest and Northeast/Mid-Con.

The following is a tabular summary of revenue and Adjusted EBITDA for the Transition Fourth Quarter ended December 31, 2021 and fiscal third quarter ended October 31, 2021 ($ in millions). Note for comparability between the Transition Fourth Quarter and fiscal third quarter that there is one less month in the Transition Fourth Quarter.

	Two Months Ended	Three Months Ended
	December 31, 2021	October 31, 2021
Revenue:
Rocky Mountains	$ 23.8	$ 36.5
Southwest	34.0	45.8
Northeast/Mid-Con	36.6	56.7
Total Revenue	$ 94.4	$ 139.0

	Two Months Ended	Three Months Ended
	December 31, 2021	October 31, 2021
Adjusted EBITDA
Rocky Mountains	$ 1.8	$ 3.5
Southwest	3.5	0.8
Northeast/Mid-Con	2.6	5.8
Segment Total	7.9	10.1
Corporate and other	(4.3)	(5.1)
Total Adjusted EBITDA (loss)(1)	$ 3.6	$ 5.0

(1)	Excludes one-time costs, as defined in the Reconciliation of Consolidated Net Loss to Adjusted EBITDA (loss) table below, non-cash compensation expense and non-cash asset impairment expense.

Pro Forma Fourth Quarter 2021 Financial Results

Revenue for the Pro Forma Fourth Quarter of 2021 totaled $145.0 million, an increase of 13.0%, compared to Pro Forma Third Quarter revenue of $128.3 million. The increase in revenue reflects the overall increase of activity the Company has experienced in the quarter. On a product line basis, drilling, completion, production and intervention services contributed approximately 29.1%, 49.7%, 12.3% and 8.8%, respectively, to Pro Forma Fourth Quarter revenues.

Net loss for the Pro Forma Fourth Quarter of 2021 was $18.6 million, compared to Pro Forma Third Quarter net loss of $20.3 million. Adjusted EBITDA for the Pro Forma Fourth Quarter of 2021 was $6.7 million, which represents an increase of 63% compared to Pro Forma Third Quarter Adjusted EBITDA of $4.1 million.

Pro Forma Fourth Quarter 2021 Segment Results

The Company reports revenue and Adjusted EBITDA through three geographic business segments: Rocky Mountains, Southwest and Northeast/Mid-Con.

  Rocky Mountains: Revenue and Adjusted EBITDA for the Rocky Mountains segment was $35.3 million and $2.3 million, respectively, for the Pro Forma Fourth Quarter of 2021. Revenue represents a 6% decrease over Pro Forma Third Quarter of 2021 largely driven by a decrease in activity in rentals and various completion services but partially offset by improvements in coiled tubing and directional drilling.

  Southwest: Revenue and Adjusted EBITDA for the Southwest segment, which includes the Permian and South Texas, was $50.2 million and $4.2 million, respectively, for the Pro Forma Fourth Quarter of 2021. Revenue represents a 15% increase over the Pro Forma Third Quarter of 2021 largely driven by stronger utilization and pricing across the vast majority of product lines, primarily led by directional drilling and completion services.

  Northeast/Mid-Con: Revenue and Adjusted EBITDA for the Northeast/Mid-Con segment was $59.5 million and $6.2 million, respectively, for the Pro Forma Fourth Quarter of 2021. Revenue represents a 26% increase over Pro Forma Third Quarter of 2021 largely driven by stronger utilization and pricing across the vast majority of product lines, primarily led by directional drilling and completion services.

For the Pro Forma Fourth Quarter ended December 31, 2021, the Rocky Mountains segment operating loss was $(3.8) million, the Southwest segment operating loss was $(1.0) million, and the Northeast/Mid-Con segment operating income was $2.1 million.

The following is a tabular summary of revenue and Adjusted EBITDA for the Pro Forma Fourth Quarter ended December 31, 2021 and Pro Forma Third Quarter ended September 30, 2021 ($ in millions):

	Pro Forma
	Three Months Ended	Three Months Ended
	December 31, 2021	September 30, 2021
Revenue:
Rocky Mountains	$ 35.3	$ 37.4
Southwest	50.2	43.7
Northeast/Mid-Con	59.5	47.2
Total Revenue	$ 145.0	$ 128.3

	Pro Forma
	Three Months Ended	Three Months Ended
	December 31, 2021	September 30, 2021
Adjusted EBITDA
Rocky Mountains	$ 2.3	$ 4.8
Southwest	4.2	0.6
Northeast/Mid-Con	6.2	3.6
Segment Total	12.7	9.0
Corporate and other	(6.0)	(4.9)
Total Adjusted EBITDA (loss)(1)	$ 6.7	$ 4.1

(1)	Excludes one-time costs, as defined in the Reconciliation of Consolidated Net Loss to Adjusted EBITDA (loss) table below, non-cash compensation expense and non-cash asset impairment expense.

Balance Sheet and Liquidity

Total debt outstanding as of December 31, 2021 was $274.8 million, compared to $243.9 million as of January 31, 2021. The increase in total debt was driven by fiscal Q2 2021 borrowings under the ABL Facility. As of December 31, 2021, cash and equivalents totaled $28.0 million. Total liquidity as of December 31, 2021 was $70.4 million and available liquidity was $60.4 million, including net availability of $32.4 million available on the December 31, 2021 ABL Facility Borrowing Base Certificate, net of $10.0 million FCCR holdback. The Senior Secured Notes bear interest at an annual rate of 11.5%, payable semi-annually in arrears on May 1st and November 1st. Accrued interest as of December 31, 2021 was $4.8 million for the Senior Secured Notes and $200,000 related to the ABL facility.

Net working capital as of December 31, 2021 was $40.5 million, an increase of $5.5 million as compared with January 31, 2021. The increase in net working capital of only 16% from January 2021 to December 2021 was driven by proactive management of collections, inventory, and payables during the Transition Period.

Other Financial Information

During the eleven-month Transition Period ended December 31, 2021, the Company incurred approximately $1.6 million in costs related to testing and treatment of COVID-19, including $0.6 million incurred in the Transition Fourth Quarter and $0.8 million incurred in the Pro Forma Fourth Quarter.

Capital expenditures were $3.5 million during the Transition Fourth Quarter of 2021, an increase of $1.7 million, or 94% compared to capital expenditures of $1.8 million in the fiscal third quarter of 2021. Capital spending during the Transition Fourth Quarter of 2021 was driven primarily by maintenance capital expenditures across our segments. KLXE expects fiscal year 2022 capital spending to be between $25.0 and $30.0 million and will be primarily focused on maintenance capital spending.

Modification of Fiscal Year-End

On September 3, 2021, the Board of Directors of the Company adopted the Fourth Amended and Restated Bylaws of the Company, effective as of such date, to change the Company's fiscal year-end from January 31 to December 31, effective beginning with the year ended December 31, 2021. As a result, the Company's current fiscal year 2021 was shortened from 12 months to 11 months and ended on December 31, 2021 (the "Transition Period"). The Company has changed its reporting cycle to normalize its fiscal year-end and improve comparability with peers.

The Company will file its Transition Report on Form 10-K, which will cover the 11 month period from February 1, 2021 to December 31, 2021. The reporting periods and applicable reports for the remainder of Transition Period 2021 are expected to be as follows:

Fiscal Period	Reporting Period	Report to be Filed
Fiscal year 2021 (Transition Period)	February 1 to December 31, 2021	Transition Report on Form 10-K

The Company intends to begin filing its quarterly reports on Form 10-Q based on the new fiscal year-end beginning with the fiscal first quarter 2022, ending March 31, 2022.

Conference Call Information

KLXE has scheduled a conference call for 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, March 11, 2022, to review reported results. You may access the call by telephone at 1-201-389-0867 and ask for the KLXE 2021 Transition Fourth Quarter Conference Call. The webcast of the call may also be accessed through the Investor Relations section of the Company's website at https://investor.klxenergy.com/events-and-presentations/events. A replay of the call can be accessed on the Company's website for 90 days and will be available by telephone through March 25, 2022, at 1-201-612-7415, access code 13726220#.

About KLX Energy Services

KLXE is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for the most technically demanding wells from over 50 service and support facilities located throughout the United States. KLXE's complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klxenergy.com.

Forward-Looking Statements and Cautionary Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information to investors. This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) includes forward-looking statements that reflect our current expectations and projections about our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature and are not current facts. When used in this news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein), the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "might," "should," "could," "will" or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events with respect to, among other things: our expected cost synergies related to the 2020 acquisition of Quintana Energy Services (the "Merger"); our operating cash flows; the availability of capital and our liquidity; our ability to renew or refinance our debt; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy and to integrate our acquisitions; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management's current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, including due to the ongoing COVID-19 pandemic, declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by E&P companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Transition Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

KLX Energy Services Holdings, Inc. Consolidated Statements of Operations (In millions of U.S. dollars and shares, except per share amounts) (Unaudited)
						Pro Forma
	Two Months Ended	Three Months Ended		Transition Period Ended	Fiscal Year Ended	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 31, 2021	January 31, 2021	December 31, 2021	January 31, 2021	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
Revenues	$ 94.4	$ 139.0	$ 86.8	$ 436.1	$ 276.8	$ 145.0	$ 128.3	$ 83.5	$ 465.6
Costs and expenses:
Cost of sales	81.4	120.7	76.5	389.9	257.0	124.7	111.5	73.9	416.5
Depreciation and amortization	10.1	13.7	17.9	53.8	61.6	14.8	13.8	13.0	59.9
Selling, general and administrative	10.6	14.8	15.5	54.6	85.0	15.7	14.1	12.2	61.4
Research and development costs	0.1	0.2	0.1	0.6	0.7	0.1	0.2	0.1	0.6
Impairment and other charges	—	—	0.8	0.8	213.9	—	0.2	2.1	1.1
Bargain purchase gain	0.0	—	(1.6)	0.5	(40.3)	—	0.5	0.4	(1)
Operating loss	(7.8)	(10.4)	(22.4)	(64.1)	(301.1)	(10.3)	(12.0)	(18.2)	(72.9)
Non-operating expense:
Interest expense, net	5.5	8.2	8.0	29.4	30.7	8.2	8.2	7.8	32.2
Loss before income tax	(13.3)	(18.6)	(30.4)	(93.5)	(331.8)	(18.5)	(20.2)	(26.0)	(105.1)
Income tax expense	(0.1)	0.2	0.1	0.3	0.4	0.1	0.1	0.0	0.5
Net loss	$ (13.2)	$ (18.8)	$ (30.5)	$ (93.8)	$ (332.2)	$ (18.6)	$ (20.3)	$ (26.0)	$ (105.6)

Net loss per common share(1):
Basic	$ (1.36)	$ (2.19)	$ 3.69	$ (10.82)	$ (50.86)	$ (1.98)	$ (2.26)	$ (3.13)	$ (12.28)
Diluted	$ (1.36)	$ (2.19)	$ 3.69	$ (10.82)	$ (50.86)	$ (1.98)	$ (2.26)	$ (3.13)	$ (12.28)

Weighted average common shares(1):
Basic	9.7	8.6	8.3	8.7	6.5	9.4	9.0	8.3	8.6
Diluted	9.7	8.6	8.3	8.7	6.5	9.4	9.0	8.3	8.6

*	Previously announced quarterly numbers may not sum to the year-end total due to rounding.
(1)	Shares and per share data have been retroactively adjusted to reflect the Company's 1-for-5 Reverse Stock Split effective July 28, 2020.

KLX Energy Services Holdings, Inc. Consolidated Balance Sheets (In millions of U.S. dollars and shares, except per share data) (Unaudited)

	December 31, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$ 28.0	$ 47.1
Accounts receivable–trade, net of allowance of $6.1 and $6.5	103.2	67.0
Inventories, net	22.4	20.8
Other current assets	11.1	15.8
Total current assets	164.7	150.7
Property and equipment, net	171.0	203.7
Operating lease asset	47.4	—
Intangible assets, net	2.2	2.5
Other assets	2.4	5.8
Total assets	$ 387.7	$ 362.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 72.1	$ 39.4
Accrued interest	5.0	7.2
Accrued liabilities	24.1	29.2
Current portion of operating lease obligations	15.9	—
Current portion of finance lease obligations	5.6	1.9
Total current liabilities	122.7	77.7
Long-term debt	274.8	243.9
Long-term operating lease obligations	31.5	—
Long-term finance lease obligations	9.1	4.4
Other non-current liabilities	1.0	4.6
Commitments, contingencies and off-balance sheet arrangements (Note 12)
Stockholders' equity:
Common stock, $0.01 par value; 110.0 authorized; 10.5 and 8.6 issued (1)	0.1	0.1
Additional paid-in capital	478.1	469.1
Treasury stock, at cost, 0.3 shares and 0.3 shares (1)	(4.3)	(4.0)
Accumulated deficit	(525.3)	(433.1)
Total stockholders' equity	(51.4)	32.1
Total liabilities and stockholders' equity	$ 387.7	$ 362.7

(1)	Common stock and treasury stock were retroactively adjusted for the Company's 1-for-5 reverse stock split effective July 28, 2020.

Non-GAAP Financial Measures

This release includes Adjusted EBITDA and net working capital measures. Each of the metrics are "non-GAAP financial measures" as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions, (v) costs incurred related to the COVID-19 pandemic and (vi) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business. Adjusted EBITDA is used to calculate the Company's leverage ratio, consistent with the terms of the Company's ABL facility.

We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Net working capital is calculated as current assets, excluding cash, less current liabilities, excluding accrued interest and finance lease obligations. We believe that net working capital provides useful information to investors because it is an important indicator of the Company's liquidity.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA to the most directly comparable GAAP financial measure for the periods indicated:

KLX Energy Services Holdings, Inc. Reconciliation of Consolidated Net Loss to Adjusted EBITDA (Loss) (In millions of U.S. dollars) (Unaudited)
						Pro Forma
	Two Months Ended	Three Months Ended		Transition Period Ended	Fiscal Year Ended	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 31, 2021	January 31, 2021	December 31, 2021	January 31, 2021	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
Consolidated net loss (2)	$ (13.2)	$ (18.8)	$ (30.5)	$ (93.8)	$ (332.2)	$ (18.6)	$ (20.3)	$ (25.9)	$ (105.5)
Income tax expense (benefit)	(0.1)	0.2	0.1	0.3	0.4	0.1	0.1	—	0.4
Interest expense, net	5.5	8.2	8.0	29.4	30.7	8.2	8.2	7.8	32.2
Operating loss	(7.8)	(10.4)	(22.4)	(64.1)	(301.1)	(10.3)	(12.0)	(18.1)	(72.9)
Bargain purchase gain	—	—	(1.6)	0.5	(40.3)	—	0.5	0.4	(1.0)
Impairment and other charges (1)	—	—	0.8	0.8	213.9	—	0.2	2.1	1.1
One-time costs, excluding impairment and other charges (1)	0.8	0.8	2.4	5.7	32.2	1.4	0.7	3.1	6.4
Adjusted operating loss	(7.0)	(9.6)	(20.8)	(57.1)	(95.3)	(8.9)	(10.6)	(12.5)	(66.4)
Depreciation and amortization	10.1	13.7	17.9	53.8	61.7	14.8	13.8	13.0	59.9
Non-cash compensation	0.5	0.9	0.3	3.2	17.8	0.8	0.9	0.8	3.4
Adjusted EBITDA income (loss)	$ 3.6	$ 5.0	$ (2.6)	$ (0.1)	$ (15.8)	$ 6.7	$ 4.1	$ 1.3	$ (3.1)

*	Previously announced quarterly numbers may not sum to the year-end total due to rounding.
(1)

The one-time costs during the Transition Period relate to non-recurring legal costs, integration costs, costs related to testing and treatment of COVID-19, and additional non-recurring costs. The one-time costs in the fiscal fourth quarter of 2020 relate to Integration costs of $3.4 million partially offset by other additional adjustments.

(2)	Monthly cost of sales includes $0.7 million of lease expense associated with five coiled tubing unit leases.

KLX Energy Services Holdings, Inc. Consolidated Adjusted EBITDA Margin (1) (In millions of U.S. dollars) (Unaudited)
						Pro Forma
	Two Months Ended	Three Months Ended		Transition Period Ended	Fiscal Year Ended	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 31, 2021	January 31, 2021	December 31, 2021	January 31, 2021	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
Adjusted EBITDA (loss)	$ 3.6	$ 5.0	$ (2.6)	$ (0.1)	$ (15.8)	$ 6.7	$ 4.1	$ 1.3	$ (3.1)
Revenue	94.4	139.0	86.8	436.1	276.8	145.0	128.3	83.5	465.6
Adjusted EBITDA Margin Percentage	3.8%	3.6%	(3.0)%	0.0%	(5.7)%	4.6%	3.2%	1.6%	(0.7)%

(1)

Adjusted EBITDA Margin is defined as the quotient of Adjusted EBITDA (loss) and total revenue. Adjusted EBITDA is operating income (loss) excluding one-time costs (as defined above), depreciation and amortization expense, non-cash compensation expense and non-cash asset impairment expense.

Reconciliation of Rocky Mountains Operating Income (Loss) to Adjusted EBITDA (In millions of U.S. dollars) (Unaudited)
						Pro Forma
	Two Months Ended	Three Months Ended		Transition Period Ended	Fiscal Year Ended	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 31, 2021	January 31, 2021	December 31, 2021	January 31, 2021	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
Rocky Mountains operating income (loss)	$ (2.4)	$ (1.7)	$ 1.7	$ (13.4)	$ (43.4)	$ (3.8)	$ (0.4)	$ 1.3	$ (12.7)
One-time costs (1)	0.2	—	(0.7)	0.8	33.6	0.2	0.2	(0.6)	0.8
Adjusted operating income (loss)	(2.2)	(1.7)	1.0	(12.6)	(9.8)	(3.6)	(0.2)	0.7	(11.9)
Depreciation and amortization expense	4.0	5.2	5.3	19.3	21.8	5.9	5.0	3.7	21.2
Non-cash compensation	—	—	0.2	0.2	0.5	—	—	0.2	0.2
Rocky Mountains Adjusted EBITDA	$ 1.8	$ 3.5	$ 6.5	$ 6.9	$ 12.5	$ 2.3	$ 4.8	$ 4.6	$ 9.5

(1)

One-time costs are defined in the Reconciliation of Consolidated Net Loss to Adjusted EBITDA (loss) table above. For purposes of segment reconciliation, one-time costs also includes impairment and other charges.

Reconciliation of Southwest Operating Loss to Adjusted EBITDA (Loss) (In millions of U.S. dollars) (Unaudited)
						Pro Forma
	Two Months Ended	Three Months Ended		Transition Period Ended	Fiscal Year Ended	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 31, 2021	January 31, 2021	December 31, 2021	January 31, 2021	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
Southwest operating income (loss)	$ —	$ (4.1)	$ (6.5)	$ (15.4)	$ (120.0)	$ (1.0)	$ (4.2)	$ (5.9)	$ (16.6)
One-time costs (1)	0.2	0.3	0.1	1.4	95.2	0.3	0.1	(0.9)	1.3
Adjusted operating income (loss)	0.2	(3.8)	(6.4)	(14.0)	(24.8)	(0.7)	(4.1)	(6.8)	(15.3)
Depreciation and amortization expense	3.3	4.6	7.4	19.1	21.0	4.9	4.7	5.8	21.6
Non-cash compensation	—	—	0.1	0.2	0.3	—	—	0.1	0.3
Southwest Adjusted EBITDA (loss)	$ 3.5	$ 0.8	$ 1.1	$ 5.3	$ (3.5)	$ 4.2	$ 0.6	$ (0.9)	$ 6.6

(1)

One-time costs are defined in the Reconciliation of Consolidated Net Loss to Adjusted EBITDA (loss) table above. For purposes of segment reconciliation, one-time costs also includes impairment and other charges.

Reconciliation of Northeast/Mid-Con Operating Loss to Adjusted EBITDA (Loss) (In millions of U.S. dollars) (Unaudited)
						Pro Forma
	Two Months Ended	Three Months Ended		Transition Period Ended	Fiscal Year Ended	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 31, 2021	January 31, 2021	December 31, 2021	January 31, 2021	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
Northeast/Mid-Con operating income (loss)	$ 0.1	$ 1.7	$ (11.6)	$ (8.7)	$ (116.0)	$ 2.1	$ (0.6)	$ (3.4)	$ (15.5)
One-time costs (1)	0.2	0.4	1.2	2.0	94.5	0.6	0.5	0.6	2.5
Adjusted operating income (loss)	0.3	2.1	(10.4)	(6.7)	(21.5)	2.7	(0.1)	(2.8)	(13.0)
Depreciation and amortization expense	2.2	3.5	4.8	13.1	16.5	3.4	3.6	3.2	14.7
Non-cash compensation	0.1	0.2	0.2	0.4	0.5	0.1	0.1	0.2	0.4
Northeast/Mid-Con Adjusted EBITDA (loss)	$ 2.6	$ 5.8	$ (5.4)	$ 6.8	$ (4.5)	$ 6.2	$ 3.6	$ 0.6	$ 2.1

(1)

One-time costs are defined in the Reconciliation of Consolidated Net Loss to Adjusted EBITDA (loss) table above. For purposes of segment reconciliation, one-time costs also includes impairment and other charges.

KLX Energy Services Holdings, Inc. Segment Adjusted EBITDA Margin (1) (In millions of U.S. dollars) (Unaudited)
						Pro Forma
	Two Months Ended	Three Months Ended		Transition Period Ended	Fiscal Year Ended	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 31, 2021	January 31, 2021	December 31, 2021	January 31, 2021	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
Rocky Mountains
Adjusted EBITDA	$ 1.8	$ 3.5	$ 6.5	$ 6.9	12.5	2.3	$ 4.8	$ 4.6	$ 9.5
Revenue	23.8	36.5	29.4	118.2	99.3	35.3	37.4	25.4	128.8
Adjusted EBITDA Margin Percentage	7.6%	9.6%	22.1%	5.8%	12.6%	6.5%	12.8%	18.1%	7.4%
Southwest
Adjusted EBITDA	3.5	0.8	1.1	5.3	(3.5)	4.2	$ 0.6	$ (0.9)	6.6
Revenue	34.0	45.8	30.1	160.9	83.6	50.2	43.7	28.7	171.7
Adjusted EBITDA Margin Percentage	10.3%	1.7%	3.5%	3.3%	(4.2)%	8.4%	1.4%	(3.1)%	3.8%
Northeast/Mid-Con
Adjusted EBITDA (loss)	2.6	5.8	(5.4)	6.8	(4.5)	6.2	$ 3.6	$ 0.6	2.1
Revenue	36.6	56.7	27.3	157.0	93.9	59.5	47.2	29.4	165.1
Adjusted EBITDA Margin Percentage	7.1%	10.2%	(19.9)%	4.3%	(4.8)%	10.4%	7.6%	2.0%	1.3%

(1)

Segment Adjusted EBITDA Margin is defined as the quotient of Segment Adjusted EBITDA (loss) income and total segment revenue. Segment Adjusted EBITDA is segment operating income (loss) excluding one-time costs (as defined above), non-cash compensation expense and non-cash asset impairment expense.

The following table presents a reconciliation of the non-GAAP financial measure of net working capital to the most directly comparable GAAP financial measure for the periods indicated:

KLX Energy Services Holdings, Inc. Reconciliation of Current Assets and Current Liabilities to Net Working Capital (In millions of U.S. dollars) (Unaudited)
	As of
	December 31, 2021	October 31, 2021	September 30, 2021	January 31, 2021	December 31, 2020
Current assets	$ 164.7	$ 178.0	$ 158.5	$ 150.7	$ 110.8
Less: Cash	28.0	40.8	34.5	47.1	46.3
Net current assets	136.7	137.2	124.0	103.6	64.5
Current liabilities	122.7	111.3	95.4	77.7	56.2
Less: Accrued interest	5.0	14.7	12.2	7.2	4.8
Less: Operating lease obligations	15.9	—	—	—	—
Less: Capital lease obligations	5.6	3.8	3.2	1.9	—
Net current liabilities	96.2	92.8	80.0	68.6	51.4
Net Working Capital	$ 40.5	$ 44.4	$ 44.0	$ 35.0	$ 13.1

KLX Energy Services Holdings, Inc. Consolidated SG&A Margin (1) (In millions of U.S. dollars) (Unaudited)
						Pro Forma
	Two Months Ended	Three Months Ended		Transition Period Ended	Fiscal Year Ended	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 31, 2021	January 31, 2021	December 31, 2021	January 31, 2021	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
Selling, general and administrative expenses	$ 10.5	$ 14.8	$ 11.4	$ 54.6	$ 84.9	$ 15.7	$ 14.1	$ 12.2	$ 61.4
Revenue	94.4	139.0	$ 86.7	436.1	276.8	145.0	128.3	83.5	465.6
SG&A Margin Percentage	11.1%	10.6%	13.1%	12.5%	30.7%	10.8%	11.0%	14.6%	13.2%

(1)	SG&A Margin is defined as the quotient of Selling, general and administrative expenses and total revenue.

Contacts:	KLX Energy Services Holdings, Inc.
Keefer M. Lehner, EVP & CFO
832-930-8066
IR@klxenergy.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
713-529-6600
KLXE@dennardlascar.com